UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)                      October 24, 2007
HEI, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-10078	41-0944876

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota		55386

(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (952) 443-2500

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Mr. George Heenan resigned as a member of the Company’s Board of Directors on October 24, 2007. Most recently, Mr. Heenan was a member of the audit committee and the nominating and corporate governance committee. Mr. Heenan tendered his resignation to pursue further activities in the medical device business. Mr. Heenan’s action did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices or any financial or accounting matter. Mr. Heenan may be available in the future to assist the Company in an advisory capacity.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.
Date: October 26, 2007	By /s/ Mark B. Thomas
Mark B. Thomas
Its: Chief Executive Officer and Chief Financial Officer

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